UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2018

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2018, the Board of Directors (the “Board”) of Insmed Incorporated (the “Company”)  appointed Mr. Leo Lee as a member of  the Board. Mr. Lee will serve as a Class III director, and the term of Class III directors will expire at the 2021 Annual Meeting of Shareholders. A copy of the press release announcing Mr. Lee’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Lee has more than 21 years of experience in the pharmaceutical industry in Japan. Most recently, Mr. Lee worked with Merck KGaA, a global pharmaceutical company, where he served as President, Japan from 2015 to 2017. Prior to that, Mr. Lee served as President, Japan of Allergan plc, a global pharmaceutical company, from 2011 to 2015. Mr. Lee served as Vice President of Sales at Merck & Co. from 2008 to 2011. From 2003 to 2008, Mr. Lee held various commercial positions at IQVIA (Cegedim Dendrite), a life sciences services company, including General Manager (2007-2008), Vice President of Sales and Marketing, Asia Pacific (2006-2007), and Director of Global Accounts Operations, Asia (2003-2005). Mr. Lee also served in various roles at Accelrys, Inc., a software company serving pharmaceutical and biotech companies, from 1997 to 2003, including Senior Director of Western Regional Sales (2003), President and Representative Director (2000-2002), General Manager of Asia Pacific (1998-2000) and Sales Manager for Asia Pacific (1997-1998). Mr. Lee currently serves on the Board of Directors of Regeneus Ltd, a global pharmaceutical company based in Australia. Mr. Lee received a B.S. in Molecular Genetics and Microbiology from the University of California, Los Angeles.

Mr. Lee will receive an annual cash retainer consistent with that described in the Company’s definitive proxy statement relating to its 2018 Annual Meeting of Shareholders (the “Annual Meeting,” and such proxy statement, the “2018 proxy statement”), prorated based on the date of his appointment to the Board.  In addition, Mr. Lee received a grant of restricted stock units (“RSUs”) with a grant date fair value of approximately $165,000, consistent with the annual equity award made to other non-employee directors of the Company. The RSUs will vest on the one year anniversary of the date of grant so long as Mr. Lee attends at least 75% of the meetings of the Board occurring during the year after the grant date.

There is no arrangement between Mr. Lee and any person pursuant to which he was selected as director. Mr. Lee has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 5.07 — Submission of Matters to a Vote of Security Holders.

On May 15, 2018, the Company held its Annual Meeting.  A total of 76,623,136 shares of the Company’s common stock were entitled to vote as of March 23, 2018, the record date for the Annual Meeting. There were 65,834,729 shares present in person or by proxy at the Annual Meeting, at which shareholders voted on four proposals. Set forth below are the matters acted upon by the shareholders, and the final voting results of each such matter.

Proposal 1.  Election of Two Class III Directors.

By the following votes, shareholders elected David R. Brennan and Melvin Sharoky, M.D. to serve as Class III directors until the Company’s 2021 Annual Meeting of Shareholders:

	For	Withheld	Broker Non- Votes

David R. Brennan	59,029,327	868,038	5,937,364
Melvin Sharoky, M.D.	58,856,369	1,040,996	5,937,364

Proposal 2.  Advisory Vote on the 2017 Compensation of Named Executive Officers.

By the following vote, shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in the 2018 proxy statement:

For	Against	Abstentions	Broker Non- Votes
59,176,949	338,175	382,241	5,937,364

Proposal 3.  Ratification of the Appointment of an Independent Registered Public Accounting Firm.

By the following vote, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

For	Against	Abstentions
65,289,543	48,257	496,929

Proposal 4.  Approval of the Insmed Incorporated 2018 Employee Stock Purchase Plan.

By the following vote, shareholders approved the Insmed Incorporated 2018 Employee Stock Purchase Plan:

For	Against	Abstentions	Broker Non- Votes
49,881,099	9,693,988	322,278	5,937,364

9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Insmed Incorporated on May 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2018	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer